Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended June 30, 2018

FRANKLIN, Tenn., August 7, 2018 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended June 30, 2018. The Company reported net income for the second quarter of approximately $2.4 million, or $0.12 per diluted common share. Normalized funds from operations and adjusted funds from operations ("AFFO") for the three months ended June 30, 2018 totaled $0.40 and $0.42, respectively, per diluted common share.

Highlights include:

•
During the second quarter of 2018, the Company acquired three real estate properties totaling approximately 68,000 square feet for an aggregate purchase price of approximately $11.7 million, including cash consideration of approximately $7.4 million and $4.5 million fair value of real estate received in foreclosure. Upon acquisition, two of the properties were 100% leased in the aggregate with lease expirations ranging from 2020 through 2026, and one property previously secured a mortgage note receivable held by the Company. The property is subject to a signed term sheet to be leased to a single tenant as soon as the lease can be negotiated.

•
On April 25, 2018, the Company provided a $23.0 million loan to a newly formed company (Newco), secured by all assets and ownership interests in seven long-term acute care hospitals and one inpatient rehabilitation hospital that, along with a series of investments by the management of Newco, allowed Newco to acquire certain assets of the Borrower.

•
Also on April 25, 2018, $10.95 million of promissory notes purchased in late 2017 and first quarter of 2018 and approximately $0.261 million of interest on those promissory notes and approximately $0.25 million in fees and reimbursement of expenses and approximately $6.7 million principal and accrued interest related to its mortgage note receivable were satisfied with proceeds from the loan. In addition, the Company received title to the property previously financed by the mortgage note receivable at an approximate $4.5 million valuation.

•
On July 30, 2018, the Company acquired a real estate property totaling approximately 17,000 square feet for a purchase price and cash consideration of approximately $3.5 million. The building was 100% leased at acquisition with lease expirations in 2023.

•
The Company has one property under a definitive purchase agreement for an expected purchase price of approximately $3.2 million. The Company anticipates the property will close during the third quarter of 2018. However, the Company is currently performing due diligence procedures customary for these types of transactions and cannot provide assurance as to the timing of when, or whether, the transaction will actually close.

•
The Company also has five properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $103.0 million. The Company's expected aggregate returns on these investments range from approximately 9.4% to 11.0%. The Company expects to close these properties through the end of 2019; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On August 1, 2018, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4025 per share. The dividend is payable on August 31, 2018 to stockholders of record on August 17, 2018.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $416.8 million in 91 real estate properties as of June 30, 2018, located in 27 states, totaling approximately 2.1 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	June 30, 2018	December 31, 2017

ASSETS
Real estate properties:
Land and land improvements	$47,080	$44,419
Buildings, improvements, and lease intangibles	369,563	343,955
Personal property	129	112
Total real estate properties	416,772	388,486
Less accumulated depreciation	(45,682)	(36,136)
Total real estate properties, net	371,090	352,350
Cash and cash equivalents	1,784	2,130
Mortgage note receivable, net	—	10,633
Other assets, net	37,910	20,653
Total assets	$410,784	$385,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$125,417	$93,353
Accounts payable and accrued liabilities	4,439	4,056
Other liabilities	4,570	4,983
Total liabilities	134,426	102,392

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 18,199,975 and 18,085,798 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	182	181
Additional paid-in capital	325,719	324,303
Cumulative net income	9,064	4,775
Accumulated other comprehensive loss	2,039	258
Cumulative dividends	(60,646)	(46,143)
Total stockholders’ equity	276,358	283,374
Total liabilities and stockholders' equity	$410,784	$385,766

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Rental income	$10,220	$7,338	$19,855	$13,956
Tenant reimbursements	1,590	1,334	3,030	2,462
Mortgage interest	—	258	—	519
Other operating interest	592	—	946	—
	12,402	8,930	23,831	16,937

EXPENSES
Property operating	2,506	2,140	4,870	3,878
General and administrative	1,504	835	2,697	1,605
Depreciation and amortization	4,630	4,281	9,546	8,205
Bad debts	—	—	—	67
	8,640	7,256	17,113	13,755
OTHER INCOME (EXPENSE)
Interest expense	(1,571)	(1,209)	(2,839)	(1,806)
Other income (expense)	226	1	410	3
	(1,345)	(1,208)	(2,429)	(1,803)
NET INCOME	$2,417	$466	$4,289	$1,379

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.12	$0.04	$0.22	$0.11
Net income per common share – Diluted	$0.12	$0.04	$0.22	$0.11
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	17,574	12,686	17,574	12,686
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	17,574	12,816	17,574	12,841

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2018	2017
Net income	$2,417	$466
Real estate depreciation and amortization	4,624	4,276
Total adjustments	4,624	4,276
Funds From Operations	$7,041	$4,742
Transaction costs (2)	57	—
Normalized Funds From Operations	$7,098	$4,742
Straight line rent	(391)	(270)
Deferred compensation	801	338
AFFO	$7,508	$4,810
Funds from Operations per Common Share-Diluted	$0.40	$0.37
Normalized Funds From Operations Per Common Share-Diluted	$0.40	$0.37
AFFO Per Common Share-Diluted	$0.42	$0.38
Weighted Average Common Shares Outstanding-Diluted (3)	17,800	12,816

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO"), normalized FFO and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that normalized FFO and AFFO are useful because they allow investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." The Company has included normalized FFO which it has defined as FFO excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded and has included AFFO which it has defined as normalized FFO excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. Normalized FFO and AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions.

FFO, normalized FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	The transaction costs of $57 above for the three months ended June 30, 2018 relate to costs associated with the acquisition of the $23.0 million promissory note.
(3)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated